Exhibit 99.2
For Immediate Release
UNILIFE CORPORATION ANNOUNCES PRICING OF OFFERING
OF 8,250,000 SHARES OF COMMON STOCK
York, PA, November 16, 2011- Unilife Corporation (NASDAQ: UNIS / ASX: UNS) (“Unilife” or the “Company”) today announced the pricing of its underwritten registered public offering of 8,250,000 shares of common stock at a public offering price of $4.35 per share. All of the shares in the offering are to be sold by Unilife. In connection with the offering, the Company also granted the underwriters a 30-day option to purchase up to an additional 1,237,500 shares of common stock to cover over-allotments, if any.
The net proceeds of the offering to the Company, after deducting the underwriting discount and estimated offering expenses, are expected to be approximately $33,808,125, exclusive of any proceeds attributable to the underwriters’ possible exercise of their over-allotment option. Unilife expects to use the net proceeds from this offering to fund the continued development and commercial supply of its diversified portfolio of advanced drug delivery systems, the expansion of its workforce to support anticipated customer demands, and for working capital and other general corporate purposes. The offering is expected to close on November 21, 2011 and is subject to customary closing conditions.
Jefferies & Company, Inc. is acting as sole book-running manager for the offering. Leerink Swann LLC is acting as co-lead manager for the offering and Griffin Securities, Inc. is acting as co-manager for the offering.
This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Unilife, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 134 of the Securities Act of 1933, as amended.
A shelf registration statement relating to the shares was filed with the Securities and Exchange Commission and is effective. A preliminary prospectus supplement related to the offering has been filed with the Securities and Exchange Commission (SEC) and a final prospectus supplement will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. When available, copies of the final prospectus supplement relating to this offering may be obtained from Equity Syndicate Prospectus Department, Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, NY, 10022, at 877-547-6340, and at Prospectus_Department@Jefferies.com.
About Unilife Corporation
Unilife Corporation (NASDAQ: UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of a diversified portfolio of advanced drug delivery systems. Unilife collaborates with pharmaceutical and biotechnology companies seeking to optimize drug lifecycles and generate differentiation for their brand in competitive therapeutic markets through the use of innovative devices that can improve patient care, protect healthcare workers and prevent disease. Unilife has developed a broad portfolio of drug delivery systems in direct response to unmet market needs for macromolecule injectable drugs including biologics.
Unilife Corporation

250 Cross Farm Lane, York, PA 17406   T + 1 717 384 3400   F + 717 384 3401   E info@unilife.com   W www.unilife.com

Safe Harbor Statement
This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, in the final prospectus supplement and related prospectus relating to the offering and those described from time to time in other reports which we file with the Securities and Exchange Commission.
General: UNIS-G

Investor Contacts (US):		Investor Contacts (Australia)

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